Exhibit 10.8

	1000 Superior Blvd., Suite 201	914 North Golden Prairie
U.S. ENERGY	Wayzata, MN 55394-1873	Burton, Kansas
SERVICES, INC.	Office 952 745-4300	Office 316 835-2399
	Fax 952 473-1224	Fax 315 535-8507

March 9, 2004

Bill Pracht, President

East Kansas Agri-Energy, LLC

210 1/2 East 4

Garnett, KS 66032

RE: Agency Authorization Agreement

Dear Mr. Pracht:

East Kansas Agri-Energy, LLC (EKAE) agrees to engage the services of U.S. Energy Services, Inc. (U.S. Energy) to manage EKAE’s natural gas and electric supply for its facilities.  The EKAE facilities are in Garnett Kansas.

EKAE and U.S. Energy agree on the following terms and conditions:

1.     APPOINTMENT OF U.S. ENERGY AS EKAE AGENT:: EKAE agrees to appoint U.S. Energy as its agent, for purposes of managing EKAE’s natural gas and electric supply and usage for its facilities referred to above. U.S. Energy accepts its appointment as EKAE’s agent for those purposes.

2.     LIMITATIONS ON THE AUTHORITY OF U.S. ENERGY; U.S. Energy has the authority to deal with third parties on behalf of EKAE in connection with natural gas and electric matters in its capacity as EKAE’s agent. Execution of contracts on behalf of EKAE is limited to those specified in paragraph 6.

3.     COMMUNICATIONS AND INFORMATION SHARING: U.S. Energy shall keep EKAE fully informed on a regular basis with regard to U.S. Energy’s activities, as the manager of EKAE’s natural gas and electric supply and usage, At the request of EKAE, U.S. Energy shall immediately provide EKAE with any and all information related to U.S. Energy’s activities as the manager of EKAE’s natural gas and electric supply and usage.

4.     RELEASE OF ENERGY CONSUMPTION RECORDS AND BILLS: This Agency Agreement serves as authorization for the release of EKAE’s energy consumption records and invoices from utilities to U.S. Energy Services.

5.     TERM OF THE AGREEMENT; TERMINATION: This Agreement shall begin upon execution and shall continue month-to-month thereafter until it is terminated. Either party may terminate this Agreement at any time and for any reason, without recourse to the other party, by giving a sixty-day (60) prior written notice to the other party.

EKAE Agency Agreement	EKAE’s Initials /s/
U.S. Energy’s Initials /s/

6. SERVICES: U.S. Energy shall perform the following services for EKAE:

a)             Solicit bids for, negotiate, execute, and administer NAESB and ISDA natural gas contracts and electric supply contracts.  Administration of said contracts shall include:

•        Placing daily and monthly nominations and transactions

•        Providing timely notices

•        Review past and future invoices

b)            Solicit bids for, negotiate, execute, and administer Commodity Account Agreements for natural gas and electricity. Administration of said contracts shall include:

•        Placing and executing orders for New York Mercantile Exchange traded products.

•        Providing timely notices

•        Review past and future bills

c)             Negotiate, execute and administer interstate natural gas and electric transportation contracts. Administration of said contracts shall include:

•        Providing daily and monthly nominations

•        Receiving curtailment notifications

•        Managing daily and monthly imbalances

•        Requesting and negotiating pipeline taps

•        Reviewing invoices for accuracy, approving for payment, and making payment

•        Providing timely notices

d)            Negotiate, execute, and administer utility natural gas and electric distribution contracts.  Administration of said contracts shall include:

•        Providing daily and monthly nominations

•        Receiving curtailment notifications

•        Managing daily and monthly imbalances

•        Reviewing invoices for accuracy, approving for payment, and making payment

•        Negotiating and resolving all discrepancies including imbalances

•        Providing timely notices

e)      Perform other related services requested by EKAE

7. CONFIDENTIALITY:

a)     Nondisclosure: U.S. Energy shall not divulge to any other person or party any information developed by U.S. Energy hereunder or revealed to U.S. Energy pursuant to this Agreement, unless such information is (a) already in U.S. Energy’s possession if such information is not known by U.S. Energy to be subject to another Confidentiality Agreement, or (b) is or becomes generally available to the public other than as a result of an unauthorized disclosure by U.S. Energy, its officers, employees, directors, agents or its advisors, or (c) becomes available to U.S. Energy on a non-confidential basis from a source which is not known to be prohibited from disclosing such information to U.S. Energy by legal, contractual or fiduciary obligation to the supplier, or (d) is required by U.S. Energy to be disclosed by court order, or (e) is permitted by EKAE. All such information shall be and remain the property of EKAE unless such information is subject to another Confidentiality Agreement, and upon the termination of this Agreement, U.S. Energy shall return all such information upon EKAE request.

b) Protection of Information About EKAE.  U.S. Energy agrees to inform its employees who work with EKAE of the requirements of this Section 7 U.S. Energy also agrees to protect information about EKAE with the same degree of diligence that U.S. Energy uses to protect its own confidential information.

Sincerely,

U.S. ENERGY SERVICES, INC.

By:	/s/ Todd D. Overgard	(signature)

By:	Todd D. Overgard	(print)

Title: Chief Operating Officer

Accepted and agreed to this 15th day
of March, 2004.

EAST KANSAS AGRI-ENERGY, LLC

By:	/s/ William R. Pracht	(signature)

By:	William R. Pracht	(print)

Title: Chairman